UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2025

IMA Tech

(Exact name of registrant as specified in its charter)

 Commission file number 333-273283

WY	61-2081994
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

34 N Franklin Ave 687

Pinedale, WY 82941, United States

+ 1229-4614110

ceo@ima.gg

(Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2025, the Board of Directors of IMA Tech appointed Mateusz Jakubowski and Daniel Jozef Szaruga to serve as Directors of the Board, effective immediately.

Mateusz Jakubowski has experience in the information technology sector, with a focus on software development, digital media, and emerging technologies. His background includes work in projects involving digital content creation and technological innovation, which are within the scope of the Company’s primary focus on the development and deployment of digital avatars. Mr. Jakubowski holds a Bachelor’s degree from a Wroclaw University of Science and Technology in Poland.

Daniel Jozef Szaruga has over 13 years of experience in the financial sector, covering various areas including corporate finance, investment analysis, and financial advisory. His engagements have included both full-time and part-time roles, as well as work as an employee, independent consultant, and freelancer. His experience in varied financial environments is expected to provide perspective relevant to the Company’s operations in the IT sector. Mr. Szaruga holds a Master’s degree from a Warsaw School of Economics in 2011.

Neither Mateusz Jakubowski nor Daniel Jozef Szaruga has not any family relationships with any director or executive officer of the Company. There are no arrangements or understandings between either appointee and any other person pursuant to which they were selected as directors, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board believes the addition of these directors strengthens the Company’s governance structure and provides enhanced oversight as the Company continues its strategic initiatives.

Item 8.01. Other Events.

On August 7, 2025, Liliia Havrykh, President, Chief Executive Officer, Treasurer, Secretary, Director of IMA Tech (the “Company”), and the holder of 4,000,000 restricted shares, representing 78.28% of the Company’s issued and outstanding common stock, elected to cancel 2,500,000 of her restricted shares as a partial cancellation.

Following the cancellation, 1,500,000 restricted shares remain outstanding under the original issuance. As a result, Ms. Havrykh’s beneficial ownership of the Company’s outstanding common stock decreased from 78.28% (4,000,000 restricted common shares) to 57.47% (1,500,000 restrcited common shares), based on the total number of shares outstanding as of the date of this filing.

The cancellation was conducted without any form of consideration or compensation, and was undertaken as part of the Company’s ongoing efforts to restructure its capital base and enhance corporate flexibility for potential financing and strategic initiatives.

The Company’s capital structure underwent a material change, with the total number of outstanding shares decreasing from 5,109,878 to 2,609,878.

Restricted Share Information:

Shareholder	Total Shares Before Cancellation	Before Cancellation %	Total Shares After Cancellation	After Cancellation %
Liliia Havrykh	4,000,000	78.28%	1,500,000	57.47%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMA Tech

By /s/ Liliia Havrykh

President, Director, Treasurer and Secretary

(Principle Executive Officer)

Date: August 11, 2025